                                                                    EXHIBIT 12.1



                          UNIVERSAL COMPRESSION, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)



                                                                                             FOR THE PERIOD
                                                                                   FROM DECEMBER 12, 1997 (INCEPTION)
                                                                                         THROUGH MARCH 31, 1998
                                                                                   ----------------------------------
Fixed Charges as Defined:
  Interest expense, including amortization of deferred financing charges........                 $2,896
  Interest component of rental expense on operating leases......................                     14
                                                                                                -------
       Total Fixed Charges......................................................                 $2,910
                                                                                                -------
                                                                                                -------
Earnings as Defined:
  Net Income....................................................................                 $  617
  Income Tax....................................................................                    529
  Total Fixed Charges...........................................................                  2,910
                                                                                                -------
       Total Earnings as Defined................................................                  4,056
                                                                                                -------
                                                                                                -------
Ratio of Earnings to Fixed Charges..............................................                    1.4

                                                                    EXHIBIT 12.1



                      TIDEWATER COMPRESSION SERVICE, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)



                                                FOR THE FISCAL YEAR ENDED MARCH 31,            FOR THE PERIOD
                                              ----------------------------------------       FROM APRIL 1, 1997
                                               1994       1995       1996       1997      THROUGH FEBRUARY 20, 1998
                                              -------    -------    -------    -------    -------------------------
Fixed Charges as Defined:
  Interest expense, including amortization
     of deferred financing charges.........   $    --    $ 3,469    $ 3,706    $    --             $    --
  Interest component of rental expense on
     operating leases......................        98        126        159        143                 130
                                              -------    -------    -------    -------          ----------
       Total Fixed Charges.................   $    98    $ 3,595    $ 3,865    $   143             $   130
                                              -------    -------    -------    -------          ----------
                                              -------    -------    -------    -------          ----------
Earnings as Defined:
  Net income...............................   $ 4,343    $ 6,319    $ 5,972    $ 7,842             $10,759
  Income Tax...............................     2,551      4,648      3,745      4,724               6,271
  Total Fixed Charges......................        98      3,595      3,865        143                 130
                                              -------    -------    -------    -------          ----------
       Total Earnings as Defined...........   $ 6,992    $14,562    $13,582    $12,709             $17,160
                                              -------    -------    -------    -------          ----------
                                              -------    -------    -------    -------          ----------
Ratio of Earnings to Fixed Charges.........      71.4        4.1        3.5       88.9               132.1